Exhibit 99.1

Media Contacts:

David Hallisey, (949) 471-7703

david.hallisey@gateway.com

Investor Contact:

Marlys Johnson, (605) 232-2709

marlys.johnson@gateway.com

Additional Contact:

Joele Frank / Barrett Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

GATEWAY AND INVESTOR GROUP REACH AGREEMENT TO

EXPAND BOARD OF DIRECTORS

Irvine, Calif., Dec. 6, 2006 – Gateway, Inc. (NYSE: GTW) and an investor group, which is led by Firebrand Partners and owns approximately 10.7% of the Company’s outstanding shares, today announced that Scott Galloway, a clinical associate professor at NYU’s Stern School of Business and managing member of Firebrand, has joined Gateway’s Board of Directors. Gateway will also appoint an additional independent director, mutually acceptable to the Company and the investor group, to its Board by February 28, 2007. Scott Galloway and the additional independent director will be up for re-election by stockholders in connection with the Company’s 2007 Annual Meeting of Stockholders.

These appointments are part of an agreement with the investor group that will enable Gateway’s management to focus its efforts on returning Gateway to profitability and to avoid a potential proxy contest with the investor group at or prior to the Company’s 2007 Annual Meeting of Stockholders. With the addition of these new directors, Gateway will expand its Board to ten directors, nine of whom will be independent.

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“We are pleased to welcome Scott to Gateway’s Board,” said Rick Snyder, Chairman of Gateway’s Board of Directors. “His appointment reflects productive conversations we have had with our largest stockholders about the future of the Company. We believe Scott’s brand experience will be particularly helpful toward the development of Gateway’s brand. We plan to continue our ongoing dialogue with Gateway’s stockholders as our Board works to identify an additional independent director and consider governance matters over the next several months.”

“There is nothing wrong with Gateway that can’t be fixed with what’s right with Gateway,” said Galloway. “I am excited about the opportunity to partner with the Company to help translate its brand equity and channel strength into increased margins and a return to profitability.”

Scott Galloway is a clinical associate professor at New York University’s Stern School of Business and is the managing member of investment firm Firebrand Partners LLC. He is also the co-founder and a director of Red Envelope, a multi-channel retailer, and founder of Prophet, a brand strategy consultancy operating in the United States, Europe and Asia. He received a BA from UCLA and an MBA from UC Berkeley.

As part of the agreement, which will be incorporated into a report on Form 8-K to be filed by Gateway, the investor group has agreed to abide by certain standstill provisions through December 31, 2007. In addition, Gateway’s Board will undertake a review of the Company’s stockholder rights plan and make associated recommendations prior to the 2007 Annual Meeting. At the Company’s 2007 Annual Meeting, Gateway’s Board will also recommend that stockholders approve a proposal to declassify the Board. If the proposal is approved, directors will thereafter be up for election at every annual meeting.

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Gateway and Investor Group Reach Agreement to Expand Board of Directors	Page 3

About Gateway

Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been a technology pioneer, offering award-winning PCs and related products to consumers, businesses, government agencies and schools. Gateway is the third largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers worldwide, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See http://www.gateway.com for more information.

Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward- looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the Company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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